Exhibit 99.1

Catalyst Pharmaceuticals Announces Change to a Virtual Meeting Format for the 2020 Annual Meeting of Stockholders

CORAL GABLES, Fla., August 3, 2020 (GLOBE NEWSWIRE) — Catalyst Pharmaceuticals, Inc. (Catalyst) (Nasdaq: CPRX), a commercial-stage biopharmaceutical company focused on developing and commercializing innovative therapies for people with rare debilitating, chronic neuromuscular and neurological diseases, today announced a change in the format of its 2020 Annual Meeting of Stockholders (the “Annual Meeting”) from an in-person meeting to a virtual-only meeting format. The change is being made as a result of the coronavirus outbreak (COVID-19) and in order to protect the health and safety of Catalyst’s stockholders and employees. There will be no in-person meeting. As previously announced, the Annual Meeting will be held on Thursday, August 20, 2020 at 9:00 a.m. eastern time.

Stockholders will be able to attend the Annual Meeting and submit questions and vote their shares during the Annual Meeting, from any location that has internet connectivity. Only stockholders of record at the close of business on June 22, 2020 (“Record Date”) will be entitled to attend the virtual Annual Meeting. To register for the Annual Meeting, you should follow these instructions as applicable to the nature of your ownership of our common stock:

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Registered Stockholders. If your shares are registered in your name with Continental Stock Transfer & Trust Company (“Continental”), and you wish to attend the online-only virtual Annual Meeting, go to www.cstproxy.com/catalystpharma/2020, enter the control number you received on your proxy card (printed in the box and marked with an arrow) and click on the “Click Here to Preregister for the Online Meeting” link at the top of the page. Just prior to the start of the meeting you will need to log back into the meeting site using your control number. Pre-registration is recommended but is not required to attend.

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Street Name Stockholders. Street name stockholders who wish to attend the online-only virtual Annual Meeting must obtain a legal proxy by contacting their account representative at the bank, broker, or other nominee that holds their shares and email a copy (a legible photograph is sufficient) of their legal proxy to proxy@continentalstock.com. Street name stockholders who email a valid legal proxy will be issued a meeting control number that will allow them to register to attend and participate in the online-only Annual Meeting. After contacting Continental, a street name stockholder will receive an e-mail prior to the meeting with a link and instructions for entering the virtual Annual Meeting. Street name stockholders should contact Continental at least five (5) business dates prior to the Annual Meeting date.

Stockholders participating in the virtual Annual Meeting will be in a listen-only mode and will not be able to speak during the webcast. However, in order to maintain the interactive nature of the virtual meeting, virtual attendees are able to: (i) vote using the online meeting website, and (ii) submit questions or comments to Catalyst’s officers during the meeting via e-mail or the virtual meeting webcast. Starting Monday, August 17, 2020 at 9:00 AM eastern time, stockholders may submit questions or comments before or during the meeting through the virtual meeting portal by typing in the “Submit a Question” box.

Stockholders will also have the option to call in to the virtual Annual Meeting by telephone and listen (in listen-only mode) by calling:

Within the U.S. and Canada Outside the U.S. and Canada Passcode for telephone access:	1-888-965-8995 (toll free) 1-415-655-0243 (standard rates apply) 09485747#

We encourage you to access the Annual Meeting 15 minutes prior to the start time. Online check-in will begin at 8:45 a.m. eastern time.

On or about July 6, 2020, Catalyst filed with the SEC and mailed to its stockholders a proxy statement (the “Proxy Statement”) containing information about the matters to be considered at the Annual Meeting. In connection with the matters described in this press release, Catalyst is filing with the SEC and making available to its stockholders a supplement to its Proxy Statement (“Supplement”), containing additional information about the matters to be considered at the Annual Meeting. Catalyst’s Proxy Statement, its Supplement, and its annual report for the year ended December 31, 2019, are available for download on Catalyst’s website at https://ir.catalystpharma.com/financial-information/annual-reports and on Continental’s website at https://www.cstproxy.com/catalystpharma/2020.

About Catalyst Pharmaceuticals

Catalyst Pharmaceuticals is a commercial-stage biopharmaceutical company focused on developing and commercializing innovative therapies for people with rare debilitating, chronic neuromuscular and neurological diseases, including Lambert-Eaton myasthenic syndrome (LEMS), anti-MuSK antibody positive myasthenia gravis (MuSK-MG) and spinal muscular atrophy (SMA) Type 3. Catalyst’s new drug application for Firdapse® (amifampridine) 10 mg tablets for the treatment of adults with LEMS was approved in November 2018 by the U.S. Food & Drug Administration (“FDA”), and Firdapse is now commercially available in the United States. Prior to its approval, Firdapse for LEMS had received breakthrough therapy designation and orphan drug designation from the FDA.

Firdapse is currently being evaluated in clinical trials for the treatment of MuSK-MG and SMA Type 3 and has received Orphan Drug Designation from the FDA for myasthenia gravis.

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties, which may cause Catalyst’s actual results in future periods to differ materially from forecasted results. A number of factors, including those factors described in Catalyst’s Annual Report on Form 10-K for the fiscal year 2019 and Catalyst’s other filings with the U.S. Securities and Exchange Commission (SEC), could adversely affect Catalyst. Copies of Catalyst’s filings with the SEC are available from the SEC, may be found on Catalyst’s website, or may be obtained upon request from Catalyst. Catalyst does not undertake any obligation to update the information contained herein, which speaks only as of this date.

Investor Contact Brian Korb Solebury Trout (646) 378-2923 bkorb@troutgroup.com	Company Contact Patrick J. McEnany Catalyst Pharmaceuticals Chief Executive Officer (305) 420-3200 pmcenany@catalystpharma.com
Media Contact David Schull Russo Partners (212) 845-4271 david.schull@russopartnersllc.com

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